UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2016

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza
910 Louisiana Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 27, 2016, Shell Midstream Partners, L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Shell Pipeline Company LP (“SPLC”), Equilon Enterprises LLC d/b/a Shell Oil Products US (“SOPUS”) and Shell Midstream Operating LLC (“Operating”), a wholly owned subsidiary of the Partnership, to acquire a 49.0% interest in Odyssey Pipeline L.L.C. and an additional 20.0% interest in Mars Oil Pipeline Company for $350 million (the “Acquisition”). The Partnership expects to fund the Acquisition with cash on hand and borrowings under its Five Year Revolver (as defined below). The Acquisition is expected to close on or about October 3, 2016, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants of SPLC, SOPUS, the Partnership and Operating. SPLC and SOPUS, on the one hand, and the Partnership and Operating, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.

As of September 27, 2016, the Partnership had 109,842,376 common units outstanding, of which 88,367,308 were publicly owned. SPLC, through its ownership of common units, subordinated units and the general partner units, owned 51.2% of the Partnership. As of September 27, 2016, SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 21,475,068 common units and 67,475,068 subordinated units in the Partnership. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 3,618,723 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Five Year Revolving Credit Agreement

On September 27, 2016, Shell Midstream Partners, L.P. (the “Partnership”) and Shell Treasury Center (West) Inc. (“STCW”), an affiliate of the Partnership, amended and restated the Partnership’s amended and restated five year revolving credit facility, dated February 22, 2016 (the “Five Year Revolver”) to increase the amount of the facility by $360 million to $760 million. All other material terms and conditions of the Five Year Revolver were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the amendment and restatement to the Five Year Revolver, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 27, 2016, the Partnership issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information provided in this Item 7.01 (including the exhibits referenced therein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Purchase and Sale Agreement dated as of September 27, 2016 by and among Shell Pipeline Company LP, Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

10.2	Shell Midstream Partners Second Amended and Restated Credit Facility Agreement, dated as of September 27, 2016, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Center (West) Inc., as the Lender.

99.1	Press Release dated September 27, 2016 issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: September 27, 2016

INDEX TO EXHIBITS

Number	Description

10.1	Purchase and Sale Agreement dated as of September 27, 2016 by and among Shell Pipeline Company LP, Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Midstream Partners, L.P., and Shell Midstream Operating LLC.

10.2	Shell Midstream Partners Second Amended and Restated Credit Facility Agreement, dated as of September 27, 2016, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Center (West) Inc., as the Lender.

99.1	Press Release dated September 27, 2016 issued by Shell Midstream Partners, L.P.